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                                                                   Exhibit 10.65

                                                                  EXECUTION COPY

                                BANDA ANCHA S.A.
                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement") is made as of the 7th day of December, 2005

     BY AND BETWEEN

     BASA Holding Iberia S.L.U., a company incorporated under the laws of Spain ("BHI");

     Clearwire Corporation, a corporation organized under the laws of the State of Delaware ("Parent"); and

     Clearwire Europe S.a.r.l., a limited liability company organized under the laws of Luxembourg and an indirect subsidiary of Parent ("Clearwire").

     BHI, Parent and Clearwire shall be jointly referred to as the "Parties" and each of them, individually, as a "Party".

                                    RECITALS

     WHEREAS, as of the date of this Agreement, Banda Ancha S.A., a company incorporated under the laws of Spain (the "Company"), has a share capital of E4,563,862, divided in 4,563,862 shares, with a par value of E1.00 each, all of the same class and series, totally subscribed and paid up and free from any lien, pledge, usufruct, charge, security interest, right of first refusal, option or right of others therein, or encumbrance of any nature whatsoever ("Liens") except as provided for in the corporate By-laws.

     WHEREAS, as of the date of this Agreement, BHI is the legal owner of 100% of the share capital of the Company, and Redes y Servicios Liberalizados, S.A. ("RSL") is the sole shareholder of BHI.

     WHEREAS, concurrently with the execution of this Agreement, Clearwire, BHI and the Company have entered into that certain Investment Agreement (the "Investment Agreement"), pursuant to which Clearwire has subscribed for 51% of the Company's share capital for a purchase price of E4,750,143.

     WHEREAS, a condition precedent to the closing of this Agreement is the consummation of those transactions contemplated by that certain Asset Purchase Agreement between ALO (as defined below) dated of even date herewith (the "ALO Agreement").

     WHEREAS, subject to the satisfaction of the conditions set forth herein, BHI desires to sell, and Clearwire desires to purchase, all of the Company's share capital held by BHI as of the Closing (as defined below).

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the Parties agree to enter into this Agreement pursuant to the following:

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     Capitalized terms used but not otherwise defined within this Agreement shall have the meanings set forth below.

     "Adjustment Date" means the earliest to occur after the Closing of (i) the closing of an initial public offering of Parent or any entity in the chain of ownership between the Company and Parent, or their successors (but specifically excluding any subsidiary of Clearwire or Parent that is not in the direct ownership chain between Parent and the Company) (a "Clearwire Entity"); (ii) the closing of a transaction in which any Clearwire Entity's shares of common stock are exchanged for securities that are listed on a recognized securities exchange or on the NASDAQ National Market; (iii) the effective date of a Change of Control of any Clearwire Entity after the Closing; or (iv) the 30-month anniversary of the Closing.

     "Affiliate" means for any Person, a Person controlling, controlled by or under common control with, such Person.

     "ALO" means Alo Communicaciones, S.L.U.

     "Applicable Percentage" means 49%.

     "Change of Control" means (i) a sale of all or substantially the assets of the applicable entity or (ii) the transfer by the applicable entity's stockholders by means of a merger, consolidation, reorganization, recapitalization or otherwise, of more than 50% of the voting power of the applicable entity.

     "Clearwire Investment" means the total amount of any investment by Parent, Clearwire or any of their Affiliates in the Company as of the Adjustment Date, including, without limitation, (i) any purchases of capital stock, (ii) any contributions to capital of the Company for which no additional capital stock is issued, and (iii) the amount of any indebtedness owed to Parent, Clearwire or any of their Affiliates, whether or not convertible, provided that such debt was incurred for legitimate business purposes of the Company.

     "Clearwire Gross Share" means the amount determined by multiplying (i) the Company Net Value by (ii) the aggregate percentage of the Company's outstanding stock owned, directly or indirectly, by Parent and its Affiliates (determined on a fully-diluted basis after giving effect to (a) the exercise of any then outstanding options or warrants and (b) the conversion of any then outstanding securities convertible into shares of the Company's stock at a conversion price that is less than the Fair Market Value of the Company, on a per share basis, on the Adjustment Date, but not giving effect to any sale of any shares of capital stock of the Company held by Clearwire to any third party, such shares to be treated as still owned by Clearwire).

     "Clearwire Net Share" means the difference between the Clearwire Gross Share and the sum of (i) the Purchase Price (without giving effect to any 3.5 Tax Adjustment or 38 Tax Adjustment or claims under the Indemnification Agreement) and (ii) the Clearwire Investment.

     "Company Net Value" means the sum of the Fair Market Value of the Company on the Adjustment Date less the amount of any outstanding indebtedness of the Company on the Adjustment Date (other than (i) indebtedness owed to Parent or any of Parent's Affiliates and (ii)


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indebtedness owed under any convertible securities which have a conversion price that is less than the Fair Market Value of the Company, on a per share basis, on the Adjustment Date).

     "Confidential Information" means any and all information regarding the business, finances, operations, products, services and customers of the disclosing Party and its Affiliates, in written or oral form or in any other medium.

     "Damages" means any loss, liability, claim, obligation, damage, deficiency, costs and expenses, fines or penalties, including reasonable judicial and extra-judicial fees of lawyers and attorneys at court (procuradores) and any other defense costs, costs of investigation, remediation or other response actions.

     "Disqualified Transaction" means (a) a sale of Class A Common Stock occurring upon exercise of any options or warrants (including without limitation any employee stock options), (b) a sale of Class A Common Stock pursuant to an agreement outstanding on the date of this Agreement, (c) a sale of Class A Common Stock occurring in connection with an acquisition of another entity or assets of such other entity, or (d) a sale of Class A Common Stock in connection with an agreement for the performance of services to the Parent or any of its Affiliates.

     "Fair Market Value" means, with respect to the Clearwire Stock or shares of Class A Common Stock, (i) the per share price of Class A Common Stock in the event triggering the Adjustment Date, if applicable, (ii) if subsection (i) is inapplicable and Parent has sold shares of Class A Common Stock (other than in a Disqualified Transaction) for cash to an unrelated third party within sixty days prior to the determination of the Fair Market Value, the price at which the shares of Class A Common Stock were sold in the last such transaction occurring prior to the determination of the Fair Market Value, or (iii), or otherwise as determined by Parent's board of directors in good faith. In no event shall the Fair Market Value be less than $5.00 per share (as appropriately adjusted for any Recapitalization Event) (the "Floor"); provided, however, if there is a third party equity financing transaction (other than a Disqualified Transaction) prior to the date of determination of Fair Market Value in which shares of Parent's Class A Common Stock are sold for an aggregate cash consideration of $25,000,000 or more at a per share price less than $5.00 per share (as appropriately adjusted for any Recapitalization Event) ("New Shares"), then the Floor shall be reduced to the price at which the New Shares are sold in such transaction, but in no event less than $2.50 per share (as appropriately adjusted for any Recapitalization Event). Notwithstanding the foregoing, no adjustment to the Floor shall be made if such adjustment to the Floor would trigger any adjustment under any anti-dilution rights in favor of any of Parent's stockholders or other security holders then outstanding.

     "Fair Market Value of the Company" means the fair market value of the Company on the Adjustment Date as determined by the Neutral Bank, which determination shall be conclusive and binding on all parties. The Neutral Bank shall be instructed (i) not to consider in the determination of the fair market value any debt that is or will be subtracted from Fair Market Value in the calculation of Company Net Value and (ii) to use similar principles in determining the Fair Market Value of the Company as used in determining the value of the Clearwire Entity that is a party to the transaction triggering the Post-Closing Adjustment, if applicable.


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     "Governmental Authority" means a European Union, Spanish, federal, state or local court, legislature, governmental agency (including the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

     "Indemnification Agreement" means that certain Indemnification Agreement by and among BHI, Clearwire and Parent dated of even date herewith.

     "knowledge" means, with respect to the knowledge of BHI, the actual knowledge of the directors and officers of BHI and the Company, after due inquiry into the subject matters covered by the representation and warranties contained in Schedule A.

     "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

     "Neutral Bank" means the internationally recognized investment banking firm selected as follows: (a) Clearwire shall initially propose a slate of three firms; and (b) from such slate BHI shall select the firm; provided, that, at the time of selection such firm shall not be an Affiliate of, or have a shareholder or banking relationship with, either Clearwire or BHI.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint shares company, a trust, a joint venture, an unincorporated organization, or a government agency or authority.

     "Recapitalization Event" means any stock split, stock dividend, recapitalization or similar event.

     "RSL Group" means BHI, RSL or any of their respective Affiliates.

     "Shares" means all of the Company's share capital held by BHI as of the Closing, which shall include, but not be limited to, any share capital held by BHI as of the date of this Agreement, any additional share capital acquired by BHI upon conversion of the intercompany obligations as contemplated under
Section 2.1(f) of this Agreement and any share capital issued to BHI or any members of the RSL Group under the ALO Agreement.

     "Transactions" means the transactions contemplated by the Investment Agreement, the ALO Agreement, this Agreement or any Ancillary Agreement.

     "USD" means United States Dollars.

                     ARTICLE 1. PURCHASE AND SALE OF SHARES

     SECTION 1.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions of this Agreement, at the Closing, BHI shall sell, assign, transfer, convey and deliver to Clearwire free and clear of all Liens, and Clearwire shall purchase from BHI the Shares.


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     SECTION 1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be an amount equal to Twenty-Three Million Seven Hundred Fifty-One Thousand Dollars ($23,751,000).

     SECTION 1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable at the Closing in One Thousand U.S. Dollars ($1,000.00) and 4,750,000 shares (the "Clearwire Stock") of Parent's Class A Common Stock ("Class A Common Stock"), valued at $5.00 per share. At the Closing, Clearwire shall deliver One Thousand Dollars ($1,000.00) in cash and multiple certificates, representing the Clearwire Stock, duly executed by an authorized representative of Parent; provided, however. Parent shall retain possession of the certificates representing the Clearwire Stock subject to the Share Pledge Agreements in accordance with the terms of the Share Pledge Agreements.

     SECTION 1.4 TAX ADJUSTMENT TO PURCHASE PRICE. The parties acknowledge that the Company is currently appealing a spectrum tax in the Audiencia Nacional concerning the 2001 spectrum tax for the Company's 3.5 GHz license (the "3.5 Tax Appeal") and the 2001 and 2002 spectrum tax for the 38 GHz license (the "38 Tax Appeal", and together with the 3.5 Tax Appeal, the "Tax Appeals"). Once any of the Tax Appeals are finally determined, on the date that such Tax Appeal is finally decided (each, a "Tax Adjustment Date"), the Purchase Price shall be adjusted as set forth below.

          (a) If the Company's actual tax liability as finally determined by the 38 Tax Appeal ("Actual 38 Tax Liability") is less than E3,750,088.14 (such difference, the "38 Tax Adjustment"), then Parent, on behalf of Clearwire, shall issue to BHI additional shares of Class A Common Stock in an amount equal to the quotient obtained by dividing (i) the lesser of (A) the 38 Tax Adjustment and
(B) E3,500,000 by (ii) the Fair Market Value of the Clearwire Stock on the Tax Adjustment Date.

          (b) If the Company's actual tax liability as finally determined by the
3.5 Tax Appeal ("Actual 3.5 Tax Liability") is greater than E390,116.00 (such difference, the "3.5 Tax Adjustment"), then BHI shall return to Clearwire shares of its Clearwire Stock in an amount equal to the quotient obtained by dividing
(i) the lesser of (A) the 3.5 Tax Adjustment and (B) E3,500,000 by (ii) the Fair Market Value of the Clearwire Stock on the Tax Adjustment Date.

          (c) Within five (5) business days after the determination of the Fair Market Value of the Clearwire Stock, the Party required to issue or transfer shares of Class A Common Stock, shall deliver to the other party an original stock certificate representing such shares, and if applicable, a signed stock power transferring such shares. All calculations under this Section 1.4 shall be made in USD based on the currency exchange ratio in effect on the Tax Adjustment Date.

     SECTION 1.5 POST-CLOSING ADJUSTMENT TO PURCHASE PRICE. On the Adjustment Date, the Purchase Price shall be adjusted, upwards or downwards. The "Adjusted Purchase Price" shall be an amount equal to the sum of (i) the product of (a) the Clearwire Net Share multiplied by (b) the Applicable Percentage, minus (ii) the positive difference, if any, between (a) the Fair Market Value of the Clearwire Stock on the Adjustment Date and (b) the Purchase Price. If the Adjusted Purchase Price is greater than the Purchase Price (such difference, the "Positive


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Adjustment"), then Parent shall issue to BHI additional shares of Class A Common
Stock in an amount equal to the quotient of the Positive Adjustment and the Fair Market Value of the Clearwire Stock on the Adjustment Date. If the Adjusted Purchase Price is less than the Purchase Price (such difference, the "Negative Adjustment"), then BHI shall return to Clearwire shares of its Clearwire Stock in an amount equal to the quotient of the Negative Adjustment and the Fair
Market Value of the Clearwire Stock on the Adjustment Date. In no event shall the Positive Adjustment exceed E20,000,000 and in no event shall the Negative Adjustment exceed E10,000,000. Within five (5) business days after the determination of the Fair Market Value of the Clearwire Stock, the Party required to issue or transfer shares of Class A Common Stock shall deliver to the other party an original stock certificates representing such shares, and if applicable, a signed stock power transferring such shares. All calculations under this Section 1.5 shall be made in USD based on the currency exchange rate in effect on the Adjustment Date. Notwithstanding anything to the contrary herein, if the aggregate amount of the Clearwire Investment is less than E40 million as of the Adjustment Date, then BHI shall not be required to pay the Negative Adjustment, if any.

     SECTION 1.6 CLOSING. The closing of the purchase and sale of the Shares shall take place at the offices of the Company in Madrid, at 10:00 a.m. (Spanish time), no later than three (3) business days after the satisfaction or waiver of all of the Closing conditions set forth in Article 2, or at such other time and place as the Parties shall agree, either orally or in writing, (the time and place designated as the "Closing"). In no event shall the Closing occur later than nine (9) months after the date of this Agreement, at which time the Agreement shall terminate if not closed prior to such time; provided, however, either Party can terminate this Agreement sooner if the other Party materially breaches this Agreement and such breach is not cured within thirty (30) days after receipt of written notice of such breach from the non-breaching Party. The Notary Public (the "Notary") for the Closing shall be selected by Clearwire, and Clearwire and BHI shall each pay one-half (1/2) of the expenses of the Notary.

                   ARTICLE 2. CLOSING CONDITIONS AND DOCUMENTS

     SECTION 2.1 CONDITIONS TO PARENT'S AND CLEARWIRE'S OBLIGATIONS. The obligations of Parent and Clearwire to consummate the Transactions are subject to the satisfaction or waiver on or before the Closing of each of the following conditions:

          (a) NO BREACH. There shall not have occurred any breach by BHI of any representations or warranties made in this Agreement (including without limitation Schedule A hereto), the Investment Agreement or the Purchase Agreement arising from or related to facts, actions, inaction, circumstances or occurrences arising or occurring prior to the date of this Agreement.

          (b) PERFORMANCE. BHI shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement, the Investment Agreement, the Indemnification Agreement, the Shareholders Agreement (as defined in the Investment Agreement), the Credit Agreement (as defined in the Investment Agreement) or the Pledge Agreement (as defined in the Investment Agreement) that are required to be performed or complied with by it on or before the Closing.


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          (c) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any Governmental Authority that are required by BHI in connection with the lawful purchase and sale at the Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          (d) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings required by Spanish Law to BHI to complete the transactions contemplated at the Closing, including, without limitation, the approval of BHI's shareholder, shall have occurred and all documents incident thereto shall be reasonably satisfactory in form and substance to Clearwire's counsel. The share capital increase agreed by a Shareholders' Meeting held on August 5, 2005 shall have been registered at the Mercantile Registry and evidence thereof shall have been provided to Parent and Clearwire.

          (e) NO INJUNCTIONS OR LITIGATION. No preliminary or permanent injunction or other order of any Governmental Authority of competent jurisdiction restraining or prohibiting the consummation of the Transactions shall be in effect. No claim or other proceeding shall be pending, or, to the knowledge of BHI, threatened, seeking to restrain, enjoin or prohibit or declare illegal, or seeking substantial damages in connection with, any material part of the Transactions.

          (f) ELIMINATION OF INTERCOMPANY DEBT. Parent and Clearwire shall have received evidence, reasonably satisfactory to each, that all of the intercompany obligations between the Company, on one hand, and BHI, RSL or any of their respective Affiliates, on the other hand, including, without limitation, the obligations arising before June 1, 2005 (but excluding any costs and expenses incurred as a consequence of the Madrid launching, as well as any intercompany obligations arising between the signature hereof and the closing which have not been paid as of immediately prior to Closing pursuant to Section 3.3(b) of the Investment Agreement) shall have been reduced to the amount of 1,372,549 Euros (the "Permitted Intercompany Debt"). The Parties agree that the reduction of all of the intercompany obligations other than the Permitted Intercompany Debt shall be accomplished by a conversion into share capital of the Company, which conversion shall take place immediately prior to Closing, and not before, except as expressly contemplated under the Investment Agreement or as previously approved in writing by Clearwire.

          (g) ALO TRANSFER. The transactions contemplated by the ALO Agreement, including the increase in share capital as payment of the purchase price thereunder, shall have been consummated immediately prior to Closing, and not before, except as previously approved by Clearwire in writing; provided, however, this condition shall be deemed waived if Clearwire causes the Company to breach its obligations to close the ALO Agreement pursuant to the terms thereof.

          (h) TRADEMARK TRANSFER. The documents necessary to transfer all right, title and interest in and to the trademark no. 1.741.388 "Banda Ancha Basa" from RSL to the Company shall have been filed for registration with the Spanish Office of Patents and Trademarks ("Oficina Espanola de Patentes y Marcas").

          (i) CLOSING DELIVERIES. BHI shall have delivered the following to
Clearwire:


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               (i) a fully executed notarial deed of transfer of the Shares, in form reasonably acceptable to Clearwire, notarized by the Notary and granted in a Public Deed;

               (ii) a certificate executed by the chief executive officer of BHI that the conditions in Section 2.1(a) and (b) have been satisfied;

               (iii) opinion of Baker & McKenzie, counsel for the Company, dated the date of Closing in the form attached hereto as Exhibit A;

               (iv) executed consents of any third parties required by the terms of the agreements or relationships between the Company, BHI, RSL or any of its Affiliates and such third parties, including without limitation the consent the First Instance Court in charge of RSL suspension of payments or the declaration from the Supervisory Commission that the transactions contemplated by this Agreement will not breach the RSL Creditor's Agreement dated July 1, 2002; provided, however, if the suspension of payments is lifted and the Supervisory Commission will not agree to make a decision on the foregoing issues, BHI may deliver a clean opinion of Baker & McKenzie, counsel for the Company, in form and substance satisfactory to BHI, stating that (A) the declaration of the aforementioned Supervisory Commission is not required, (B) the transactions contemplated by this Agreement will not breach the aforementioned Creditor's Agreement, and (C) none of the creditors would have the right to unwind the transactions contemplated by this Agreement;

               (v) the share pledge agreements between BHI and Clearwire in the forms attached hereto as Exhibits B and C, pursuant to this Agreement, the Credit Agreement (as defined in the Investment Agreement), and the Indemnification Agreement, duly executed by an authorized representative of BHI, notarized by the Notary and placed in the Public Record (the "Share Pledge Agreements");

               (vi) a stock power with respect to the Clearwire Stock retained by Parent pursuant to Section 1.3, duly executed by an authorized representative of BHI;

               (vii) a side letter agreement regarding the Parent Stockholders Agreement between BHI and Parent in the form attached hereto as Exhibit D, duly executed by an authorized representative of BHI (the "Shareholder Side Letter");

               (viii) a joinder to Amended and Restated Stockholders Agreement, dated March 16, 2004 by and among Parent and Parent's stockholders, and a joinder to the Registration Rights Agreement by and among Parent and certain of Parent's stockholders, attached hereto as Exhibit E and Exhibit F. respectively.

     SECTION 2.2 CONDITIONS TO BHI'S OBLIGATIONS. The obligations of BHI to consummate the Transactions are subject to the satisfaction or waiver on or before the Closing of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Clearwire contained in Schedule B shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. For purposes of this Section 2.2(a) only, all such


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representations and warranties shall be read without regard to materiality or material adverse effect qualifiers contained therein.

          (b) PERFORMANCE. Parent and Clearwire shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          (c) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any Governmental Authority that are required by Parent or Clearwire in connection with the lawful purchase and sale Shares at Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          (d) CLOSING DELIVERIES. Clearwire shall have delivered the following to BHI:

               (i) Payment of the Purchase Price in accordance with Section 1.3;

               (ii) a certificate executed by the manager of Clearwire that the conditions in Section 2.2(a) and Section 2.2(b) have been satisfied;

               (iii) the Share Pledge Agreements, duly executed by an authorized representative of Clearwire, notarized by the Notary and placed in the Public Record; and

               (iv) the Shareholder Side Letter, duly executed by an authorized representative of Parent.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF BHI. BHI specifically declares to Clearwire and Parent that the representations and warranties of BHI contained in Schedule A to this Agreement ("Representations and Warranties"') are true, accurate and complete. With respect to the assets acquired prior to Closing pursuant to the ALO Agreement, the representations and warranties applicable to such assets are exclusively those established in the ALO Agreement and not the representations and warranties of this Agreement, and shall be made as of the Closing Date and not as of the date of this Agreement. Each of the Representations and Warranties set out in the several paragraphs of Schedule A is separate and independent and, except as expressly provided to the contrary in this Agreement, is not limited by reference to any other paragraph of that Schedule or by anything in this Agreement. BHI acknowledges that these Representations and Warranties are essential elements for Clearwire and Parent to enter into this Agreement.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF CLEARWIRE AND PARENT. Clearwire and Parent each declare to BHI that the representations and warranties contained in Schedule B to this Agreement are true, accurate and complete. Each of the representations and warranties set out in the several paragraphs of Schedule B is separate and independent and, except as expressly provided to the contrary in this Agreement, is not limited by reference to any other paragraph of that Schedule or by anything in this Agreement. Each of Parent and Clearwire acknowledges that these representations and warranties are essential elements for BHI to enter into this Agreement.


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                              ARTICLE 4. COVENANTS

     SECTION 4.1 CONSUMMATION OF TRANSACTIONS. From and after the date of this Agreement, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable Law to perform its obligations under this Agreement and to consummate the Transactions as soon as reasonably practicable.

     SECTION 4.2 CERTAIN NOTICES. From the date of this Agreement until Closing, each Party shall promptly notify the other Party in reasonable detail:

          (a) upon the commencement of, or the impending or threatened commencement of, or upon obtaining knowledge of any facts that would give rise to, any claim, action or proceeding brought to enjoin the consummation of the Transactions, or against or relating to the notifying Party or its properties or assets, which could materially adversely affect the Transactions or its ability to perform its obligations hereunder;

          (b) upon the occurrence of, or the impending or threatened occurrence of, or upon obtaining knowledge of any facts that would give rise to, any event which could cause or constitute a material breach of any of its covenants or agreements contained in this Agreement, and shall use commercially reasonable efforts to prevent or promptly remedy such breach; and

          (c) upon the occurrence or existence of any event, condition, circumstance or state of facts known to the notifying Party, which has had or could have a material adverse effect on the Transactions or its ability to perform its obligations hereunder, or could materially adversely affect the Company.

     SECTION 4.3 CONFIDENTIALITY. Pursuant to this Agreement and the performance thereof, each Party may receive certain Confidential Information. No Party shall use for itself, except in performance of the Agreement, or disclose to any Person this Agreement or any Confidential Information, except (a) information that was gained independent of such Party's relationship with the other Party and became publicly available through no breach of any obligation of confidentiality by such Party; (b) information that is communicated to a third party with the prior written consent of such Party; or (c) information that is required to be disclosed pursuant to the lawful order of a government agency or disclosure that is required by operation of law, but in such event, only to the extent such disclosure is required and, to the extent reasonably practicable, prior written notice must be given to allow the disclosing Party to seek a protective order or other appropriate remedy. In the event of a beach or threatened breach of the terms of this section, the disclosing Party shall be entitled to seek an injunction prohibiting any such breach. Any such injunctive relief shall be in addition to, and not in lieu of, any appropriate relief in the way of money damages or any other remedies available at law or in equity. BHI acknowledges and agrees that the terms of this Agreement may be required to be separately stated in the consolidated financial statements of Clearwire, Parent and/or their respective Affiliates and that the disclosure by Clearwire, Parent or their respective Affiliates of such financial statements shall not be a breach of this Agreement. Notwithstanding the foregoing, either party may disclose this Agreement to its affiliates, strategic partners, actual or potential investors, lenders, acquirers, merger partners; and others whom such party deems in good faith to


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have a need to know such information for purposes of pursuing a transaction or business relationship with such party; provided, that, such party has an enforceable non-disclosure or confidentiality agreement in place with such Person that will provide at least the same amount of protection as this Section
4.3. Except for information that is required to be disclosed pursuant to the lawful order of a government agency or disclosure that is required by operation of law, in which event, only to the extent such disclosure is required and, to the extent reasonably practicable, prior written notice must be given to allow the disclosing Party to seek a protective order or other appropriate remedy, the Parties specifically agree that any disclosure memoranda or due diligence information provided by Clearwire or its Affiliates to BHI or its Affiliates, in no event shall be disclosed to any third party, including, without limitation, to any auditors' committee, court or administrative authority as an exhibit to any documents without the express written approval of Clearwire; provided, however. Parent and Clearwire shall reasonably collaborate with BHI to provide information regarding Parent, Clearwire and its Affiliates in order to satisfy the condition set forth in Section 2.1(i)(iv) with respect to the First Instance Court or the Supervisory Commission provided that nothing obligates Parent or Clearwire to publicly disclose any Confidential Information or any disclosure memoranda.

     SECTION 4.4 FURTHER ASSURANCES. Each Party shall forthwith upon request execute and deliver such documents and take such actions as may reasonably be requested by the other Party in order to effectuate the purposes of this Agreement, including, without limitation, voting its shares of the Company's common stock, waiving any applicable statutory rights or rights contained in the Company's Bylaws and participating in any shareholders meetings required to effectuate the transactions contemplated herein.

     SECTION 4.5 CONSENTS. The Parties shall use commercially reasonable efforts and shall cooperate to prepare and file with Governmental Authorities and other Persons (including, without limitation, application for consent or approval from the First Instance Court or the Supervisory Commission as required by Section 2. l(i)(iv)), no later than ten (10) days following the execution of this Agreement (or as soon as possible with respect to the First Instance Court or the Supervisory Commission) all applications, notices, petitions and other documentation necessary or advisable to obtain such consents (it being understood that the failure to file within such period shall not constitute a breach of this Agreement). Each Party shall furnish to the other Party all information concerning such Party and its Affiliates reasonably required for inclusion in any application to be made in connection with the Transactions or to determine compliance with Ministry rules. BHI will timely inform Clearwire of the process and status of obtaining such consents.

     SECTION 4.6 BHI AND CLEARWIRE'S NEGATIVE COVENANTS. From the date of this Agreement to the Closing Date, except as consented to in writing by the other Party (which consent shall not be unreasonably withheld) or as otherwise contemplated by this Agreement, BHI and Clearwire shall not:

          (a) take any action or omit to take any action that could reasonably be expected to render inaccurate any representation or warranty made by such Party contained in this Agreement (as if such representation or warranty was made on each date from the date hereof to the Closing Date);

          (b) enter into any contracts or commitments that could have a material effect on the Company or the Transactions;

          (c) commence any proceeding to merge, consolidate or liquidate or dissolve, or obligate itself to do so; or

          (d) enter into any agreement, arrangement or understanding to, or otherwise offer or commit to (i) sell, transfer, assign or dispose of the Shares or any interest therein or portion thereof, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien on the Shares or any interest therein.

     SECTION 4.7 ACCESS. Between the date of this Agreement and the Closing Date, BHI shall, during normal business hours (a) give Clearwire and their respective representatives and advisors access to all books, records, offices and other facilities and properties of the Company it has in its possession or control; (b) permit Clearwire and their respective representatives and advisors to make such inspections thereof as Clearwire may reasonably request; and (c) furnish Clearwire with such financial and operating data and other information with respect to the Company it has in its possession or control as Clearwire may from time to time reasonably request.

     SECTION 4.8 NONCOMPETITION; NONSOLICITATION.

          (a) From the Closing Date and until one year after BHI, or its Affiliates, cease to be a stockholder of Parent, BHI, on behalf of itself and its Affiliates, covenants that neither BHI nor any of its Affiliates shall engage in, or retain, participate in or have any interest, directly or indirectly, in any Person (whether as an investor, agent, employee, creditor or in any other capacity which calls for the rendering of services, advice, acts of management, operation or control) that engages in any broadband wireless access activities in Spain, excluding (i) the resale of the Company's products and services pursuant to agreements between BHI, or its Affiliates, and the Company approved by Clearwire in its sole discretion, or (ii) the continuation by BHI, RSL and ALO of its non-wireless/fixed telecommunication services business activities existing as of the date of this Agreement.

          (b) From the Closing Date and until one year after BHI, or its Affiliates, cease to be a stockholder of Parent, BHI, on behalf of itself and its Affiliates, covenants that neither BHI nor any of its Affiliates shall, directly or indirectly, (i) employ or engage, recruit or solicit for employment any person who is or becomes employed by the Company, or otherwise seek to influence or alter any such person's relationship with the Company, or (ii) solicit or encourage any present or future subscriber or customer of the Company to terminate or otherwise alter his, her or its relationship with the Company (other than general solicitation by BHI, RSL and ALO of its activities permitted pursuant to Section 4.8(a)(ii)).

          (c) The Parties agree that the covenants contained in this Section 4.8, both as to time and area covered, are necessary to protect the Company and Clearwire's investment in the Company and are deemed by the parties to be an integral and important part of this Agreement. The Parties acknowledge and agree that in the event of a breach of such covenants, Clearwire would not have an adequate remedy at law, and Clearwire shall be entitled to injunctive relief in addition to any other remedies which may be available to it under this Agreement, at law or in equity. If any court of competent jurisdiction shall at any time deem any of the covenants in this Section 4.8 too lengthy or the area covered too extensive, the other provisions of this Section
4.8 shall nevertheless stand, the term shall be deemed to be the longest period permissible by law under the circumstances and the area covered shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or area covered to permissible duration or size.

     SECTION 4.9 PUBLICITY. Neither Party, nor any of their respective Affiliates, shall issue any press release or public announcement concerning this Agreement or the Transactions without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable Law, the disclosing Party shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other Party with respect to the text thereof. The Parties shall mutually agree on any initial public announcement, if any, of the Transactions. Notwithstanding the foregoing, after Closing, neither Parent, Clearwire nor any of their Affiliates shall be required to obtain the consent of BHI for any press release or public announcement concerning this Agreement or the Transactions.

     SECTION 4.10 VAT TRANSACTIONS.

          (a) The Permitted Intercompany Debt shall become due and payable by the Company to BHI upon refund or credit to the Company of the following value added tax ("VAT") billed to the Company as a consequence of the following (the "VAT Transactions"):

               (i) E416,726 equal to the net VAT billed to the Company as a consequence of intercompany invoicing related to the transactions described in Schedule C;

               (ii) E936,000 equal to VAT billed or to be billed to the Company as a consequence of the acquisition of certain assets of ALO pursuant to the ALO Agreement; and

               (iii) E19,823 equal to the VAT billed or to be billed to the
                    Company as a consequence of the acquisition of certain assets of BHI.

          BHI shall be solely responsible for filing its own tax returns with the tax authorities, which shall include the VAT arising in the VAT Transactions.

          (b) The Company shall pay the Permitted Intercompany Debt to BHI in one or more installments within a maximum term of ten (10) business days following the date which the Company receives payment or credit from the relevant Governmental Authority of any VAT borne by the Company in the VAT Transactions.

          (c) The Company undertakes to claim the refund of the VAT credit (once the output VAT has been offset to the input VAT borne) regarding the VAT Transactions in the

2005 4th quarter VAT return to be filed by the Company with the tax authorities in January 2006, at the latest.

          (d) The Company's obligation to pay the Permitted Intercompany Debt is only dependent upon the refund, reimbursement or credit of the VAT resulting from the VAT Transactions and not VAT received or credited from any other transactions.

          (e) The Permitted Intercompany Debt will be reduced and the Company will not be obliged to pay to BHI any amounts of VAT borne on the VAT Transactions in which:

               (i) a firm administrative or court resolution is issued denying the Company's right to deduct all or part of the VAT of the VAT Transactions; or

               (ii) BHI expressly accepts that all or part of the VAT of the VAT Transactions is not deductible or decides not to continue with any proceedings contesting any court or administrative decision dealing with all or part of the VAT borne on VAT Transactions.

          (f) In the event that all or part of the VAT refund in connection with the VAT Transactions has not been made as of August 31, 2006, the Company shall give notice to BHI, and, upon the request and at the expense of BHI, the Company shall take commercially reasonable efforts to obtain the refund by way of submitting any writ before the tax authorities and enclosing any document that BHI may reasonably require in order to accelerate the refund.

          (g) The Company shall give immediate notice to BHI of the refusal from the tax authorities to refund all or part of the VAT borne corresponding to the VAT Transactions in order to allow BHI to assume the defence of the proceeding at BHI's sole cost and expenses. For such purposes, the Company, at the expense of BHI, will provide BHI with any information that BHI may reasonably require, as well as reasonable access to all files and records of the Company relating or containing information concerning the VAT claim.

          (h) In case a procedure is initiated to contest the tax authorities decision denying the refund of the VAT borne on VAT Transactions and a final resolution is issued by other administrative or court instances in favor of such refund, BHI shall be entitled to any interest paid by the tax authorities that accrued on the refunded VAT borne on VAT Transactions.

          (i) In the event the Company does not comply with its obligations under Sections 4.10(b), (c), (f) and (g), that portion of the Permitted Intercompany Debt for which the Company has breached its obligations shall be immediately due and payable, unless BHI has expressly consented to such actions by the Company.

          (j) For as long as the Permitted Intercompany Debt has not been repaid funds withdrawn by BHI under the Credit Facility Agreement up to an amount of such Permitted Intercompany Debt will not accrue any interest under such Credit Facility Agreement until the earlier of the following circumstances occurs:

               (i) The Company pays BHI the Permitted Intercompany Debt; or

               (ii) There is a final administrative or judicial decision resolving to deny the refund of the VAT borne on VAT Transactions.

     SECTION 4.11 BOARD REPRESENTATION. Until the Adjustment Date, Clearwire agrees that it shall cause Alejandro-Rivas Micoud (either directly or indirectly through BHI) to be appointed to the Company's board of directors and that it shall not remove such individual unless he is removed for cause pursuant to applicable Law.

                               ARTICLE 5. REMEDIES

     SECTION 5.1 INDEMNIFICATION BY BHI. The indemnification obligations of BHI are as set forth in the Indemnification Agreement.

     SECTION 5.2 INDEMNIFICATION BY CLEARWIRE AND PARENT.

          (a) Clearwire and Parent shall be liable towards BHI and shall be bound to indemnify BHI in full against and hold it harmless (subject to the subsections (b) and (c) below) from any Damages of or to BHI arising out of or resulting from any misrepresentations, inaccuracy or omission contained in the representations and warranties of Clearwire contained in Schedule B.

          (b) Each of Clearwire and Parent's liability for all claims pursuant to this Section 5.2 shall be extinguished by the lapse of two (2) years from the Closing, unless notice is sent by BHI to Clearwire and Parent informing Clearwire and Parent of the existence, nature and full details of a liability including estimated amount, arising from any breach of any of Clearwire's representations and warranties set forth on Schedule B within the relevant period.

          (c) Notwithstanding anything herein to the contrary, neither Clearwire nor Parent shall be liable for any Damages pursuant to this Section 5.2 except and to the extent the aggregate total amount to be claimed exceeds the sum of E250,000 (the "Deductible"). No single item of Damages may be used in calculation of the Deductible unless and until such item of Damages exceeds the sum of E25,000; provided, however, if the Deductible is met, Clearwire and Parent shall be liable for all Damages regardless if they exceed E25,000.

                            ARTICLE 6. MISCELLANEOUS

     SECTION 6.1 ENTIRE AGREEMENT. This Agreement and the documents and other agreements referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     SECTION 6.2 SURVIVAL OF WARRANTIES. The warranties, representations, and covenants of BHI, Clearwire and Parent contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby or termination of this Agreement.

     SECTION 6.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     SECTION 6.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Kingdom of Spain, without reference to the choice of law principles thereof.

     SECTION 6.5 ARBITRATION. All disputes arising out of or in connection with the present contract shall be submitted to binding arbitration pursuant to the provisions of this Section and under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC"). The arbitration shall be conducted in London, or another neutral location mutually agreeable to Clearwire and BHI. The arbitration shall be conducted in English. The arbitration shall be conducted before a panel of three arbitrators, comprised of one arbitrator appointed by each party to the dispute and one neutral arbitrator appointed in accordance with the Rules of Conciliation and Arbitration of the ICC.

     SECTION 6.6 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions are consummated, the Parties shall bear their respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the Transactions. All filing fees required to be paid to any governmental authority will be borne by the respective Party making the filing. The Parties shall each bear one-half of the fees of the Notary required for the closing of the transactions contemplated by this Agreement; provided, however, Clearwire agrees to pay all of such fees with respect to the notarization of the Indemnification Agreement.

     SECTION 6.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     SECTION 6.8 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either Party may from time to time specify):

          If to BHI:

          Basa Holding Iberica, S.L.U
          Doctor Zamenhof, 22
          28027 Madrid
          Attention: Managing Director
          Facsimile: 91 230 14 07

          With a copy to:

          Baker & McKenzie
          Paseo de la Castellana 92
          28046 Madrid
          Attention: Maite Diez
          Facsimile: 91 391 51 49

          If to Parent or Clearwire:
          Clearwire Corporation, or, as applicable,
          Clearwire Europe S.a.r.I.
          5808 Lake Washington Blvd. Suite 300
          Kirkland, WA 98033
          Attention: Vice President, Legal Affairs
          Facsimile: (425) 216-7900

          With a copy to:

          Davis Wright Tremaine LLP
          2600 Century Square
          1501 Fourth Avenue
          Seattle, WA 98101
          Attention: Julie Weston
          Facsimile: 206-628-7699

     SECTION 6.9 FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction and agrees that it shall indemnify and hold harmless the other party from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, or representatives is responsible.

     SECTION 6.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or ] interpret the terms of this Agreement or any Ancillary Agreement (as defined in Schedule A), the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     SECTION 6.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

     SECTION 6.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

     SECTION 6.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CLEARWIRE:

                                        CLEARWIRE EUROPE S.A.R.L.


                                        By: /s/ Nicolas Kauser
                                            ------------------------------------
                                        Name/Title: Title: Nicolas Kauser,
                                                           Manager


                                        BHI:

                                        BASA HOLDINGS IBERIA, S.L.U.


                                        By: /s/ Alejandro Rivas-Micoud
                                            ------------------------------------
                                        Name: Alejandro Rivas-Micoud
                                        Title: Managing Director & Special POA


                                        PARENT:

                                        CLEARWIRE CORPORATION


                                        By: /s/ Perry Satterlee
                                            ------------------------------------
                                        Name/Title: Perry Satterlee,
                                                    Co-President

                                                                  EXECUTION COPY

                                   SCHEDULE A

                     REPRESENTATIONS AND WARRANTIES OF BHI

     Except as set forth on the corresponding sections in the Disclosure Schedule, BHI represents and warrants as follows:

     SECTION 1. ORGANIZATION; GOOD STANDING; QUALIFICATION. BHI and the Company are companies duly organized, validly existing, and in good standing under the laws of the Spain, have all requisite corporate power and authority to own and operate their respective properties and assets and to carry on their respective businesses, as now conducted and as presently proposed to be conducted. BHI has all requisite corporate power and authority to execute and deliver this Agreement, the Investment Agreement, the Indemnification Agreement, the Credit Agreement, the Share Pledge Agreements, and any other agreement to which BHI or the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), and to carry out the provisions of this Agreement and any Ancillary Agreement. The existing Corporate By-laws of the Company are those registered at the Mercantile Registry at the date hereof and no modifications or amendments have been passed by the General Shareholders Meeting with regard to said Corporate By-laws which are pending execution or registration at the Mercantile Registry.

     SECTION 2. AUTHORIZATION. All corporate action on the part of BHI, its respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any Ancillary Agreement, the performance of all obligations of BHI hereunder and thereunder at the Closing and the sale of the Shares as set forth in this Agreement when executed and delivered, will constitute valid and legally binding obligations of BHI, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally vis-a-vis the Company and not BHI, RSL or any of its Affiliates, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     SECTION 3. TITLE TO SHARES. The Shares that are being purchased by Clearwire hereunder were duly and validly issued, fully paid, and are nonassessable and together with the shares owned by Clearwire as a consequence of the Investment Agreement represent 100% of the Company's capital. BHI is the record and beneficial owner of the Shares, free and clear of any and all Liens. BHI has the authority and capacity to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Clearwire good and marketable title to such Shares, free and clear of any and all Liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership other than the restrictions under applicable securities laws.

     SECTION 4. GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any Governmental Authority is required on the part of the any of BHI in connection with its valid execution, delivery, or performance of this Agreement.

     SECTION 5. CAPITALIZATION AND VOTING RIGHTS.

          (a) SHARE CAPITAL. Immediately prior to the capital increase agreed upon in the Investment Agreement, the issued capital of the Company consists of
4.563.862 shares of the same class and series, par value 1 Euro, all of which are issued and outstanding and owned by BHI. The outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, were issued in accordance with the provisions of the Joint Stock Companies Act and the share capital has been registered at the Mercantile Registry.

          (b) OTHER RIGHTS. Except for any rights under the Joint Stock Companies Act or the Company's Articles of Association, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement or understanding, and, to BHI's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     SECTION 6. SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     SECTION 7. CONTRACTS AND OTHER COMMITMENTS. Except as set forth on Section 7 of the Disclosure Schedule, the Company does not have and is not bound by any contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, (each a "Material Contract"), other than
(i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than E50,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days' notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements), agreements granting exclusivity rights to third parties, or agreements that restrict the Company's ability to business in any business sector or territory shall be considered a Material Contract. Each of the Material Contracts is valid, binding on the Company and, to the knowledge of BHI each other party thereto and in full force and effect, enforceable by the Company in accordance with its terms. The Company has not assigned, pledged, transferred, or otherwise disposed of or granted any Liens, mortgages on its rights, titles and interests under any of the Material Contracts to any other person, nor, to the knowledge of BHI, has any other party to the Material Contracts so assigned, pledged, transferred, granted any Lien or mortgage on, or otherwise disposed of any of its rights, title and interests thereunder. Except as set forth on Section 7 of the Disclosure Schedule, neither the Company nor, to the knowledge of BHI, any other party to any of the Material Contracts is in material breach or material default thereunder. Except as set forth on Section 7 of the Disclosure Schedule, to the knowledge of BHI, no condition exists or event has occurred and is continuing as of the date hereof and the Closing which, with or without the lapse of time or the giving of notice, or both, would constitute a material default by any party under any Material Contract or give rise to any Lien, mortgage or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company under any such Material Contract. The Company has not received any notice of termination, or intent to terminate, with respect to any Material Contract, and to the knowledge of BHI, no party to any Material Contract has threatened to terminate any Material Contract.

     SECTION 8. RELATED-PARTY TRANSACTIONS. Section 8 of the Disclosure Schedule sets forth all obligations, loans, debts, agreements and transactions (i) between the Company and the Company's Affiliates, including, without limitation, BHI and RSL and ALO and (ii) between the Company and any of the officers, directors, equity holders or employees, or any of the Affiliates or associates of the Company. Except as set forth on Section 8 of the Disclosure Schedule, no officer or director of the Company or any parent, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest has or has had, directly or indirectly, (x) any interest or involvement in any entity which furnished or sold, or furnishes or sells, services or products which the Company furnishes or sells, or proposes to furnish or sell, or (y) any interest or involvement in any entity which purchases from or sells or furnishes to, the Company, any goods or services; provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation in and of itself shall not be deemed an interest in any entity for purposes of this Section 8. Except as set forth on
Section 8 of the Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company or (b) has any claim or cause of action against the Company. Except as described on Section 8 of the Disclosure Schedule, each transaction set forth thereon is on terms that are (i) consistent with past practice of the Company and (ii) at least as favorable to the Company as would be available with independent third parties dealing at arms' length.

     SECTION 9. REGISTRATION RIGHTS. The Company is presently not under any obligation and has not granted any rights to register under the Joint Stock Companies Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

     SECTION 10. PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on its business, properties, prospects, or financial condition of the Company (a "Material Adverse Effect"), and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any respect under any of such franchises, permits, licenses or other similar authority, which default could have a Material Adverse Effect.

     SECTION 11. TYPE C2 INDIVIDUAL LICENSE.

          (a) The Company does not hold any licenses, pending applications for licenses and any other authorizations issued by the Ministry of Development (Ministerio de Fomento), now the Ministry of Industry, Tourism and Trade (Ministerio de Industria, Turismo y

Comercio) (the "Ministry"), except for the Type C2 Individual License granted by Order of the Ministry of Development dated March 8, 2000 (the "Type C2 Individual License"). There is no condition outside of the ordinary course imposed on Type C2 Individual License by the Ministry except those that are either set forth on the face of the Type C2 Individual License, as issued by the Ministry. The Type C2 Individual License constitutes all authorizations from the Ministry necessary or required for and/or used in the operation of the channels in the market areas listed on Section 11 of the Disclosure Schedule as of the date of the Agreement. No Person other than the Company has any right, title, interest or claim in or to the Type C2 Individual License. The Type C2 Individual License has been granted to the Company by final order and is in full force and effect.

          (b) Except for those described in Section 11 of the Disclosure Schedule, there is not pending or, to the knowledge of BHI, threatened against the Company or the Type C2 Individual License any application, action, petition, objection or other pleading, or any proceeding with the Ministry or any other Governmental Authority, which (i) questions or contests the validity of, or seeks the revocation, forfeiture, non-renewal or suspension of the Type C2 Individual License, (ii) seeks the imposition of any modification or amendment with respect to the Type C2 Individual License, (iii) which would adversely affect the ability of the Company and/or BHI to consummate the transactions contemplated by this Agreement or (iv) seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of the Type C2 Individual License. There are no facts or circumstances existing that would give rise to any such application, action, petition, objection or other pleading, or proceeding with the Ministry or any other Governmental Authority and the Company has not received any warning or other correspondence regarding the usage (or lack thereof) of the Type C2 Individual License. There is no unsatisfied adverse regulatory order or ruling outstanding against the Company or the Type C2 Individual License. The Company is not a party to any complaint or proceeding at the Ministry or at the Telecommunications Market Commission regarding the Type C2 Individual License.

          (c) The Company has not agreed to accept or allow any electromagnetic interference from any other electronic communications licensees, permittees or applicants with respect to the Type C2 Individual License and/or channels, and no such licensees, permittees or applicants have agreed to accept electromagnetic interference from the Company with respect to their respective facilities.

          (d) The Company is in compliance with all applicable Laws except for any non-compliance that, individually or in the aggregate, will not have a Material Adverse Effect. Since the issuance of the Type C2 Individual License, the Company has complied in all material respects with all of the terms and conditions of the Type C2 Individual License. The Type C2 Individual License is free and clear of all Liens, mortgages, and is unimpaired by any acts or omissions of the Company, its agents, assignees and licensees. All material documents required to be filed at any time by the Company with the Ministry or the Telecommunications Market Commission with respect to the Type C2 Individual License have been timely filed or the time period for such filing has not lapsed. All such documents filed since the date that the Type C2 Individual License were issued to the Company are correct in all material respects. All amounts owed to the Spanish Administration (in particular, to the Ministry, the Telecommunications

Market Commission or the Ministry of Treasure -Ministerio de Hacienda) in connection with the Type C2 Individual License have been timely paid.

          (e) The facilities subject to the Type C2 Individual License for which certification of completion of construction has been filed with the Ministry are operating and have been operating, in material compliance with the Type C2 Individual License therefore and the applicable rules. The Company is not transmitting from or otherwise operating any facility that is not the subject of a license of the relevant local authority. None of the facilities subject to the Type C2 Individual License is (a) authorized pursuant to an authorization which is subject to challenge before the relevant local authority or any court of competent jurisdiction or (b) subject to any lease, sublease or any agreement to make it available to a third party. None of the facilities subject to the Type C2 Individual License are operating pursuant to special temporary or developmental authority.

     SECTION 12. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any respect of any provision of its Bylaws or of any Law applicable to the Company, which default could have a Material Adverse Effect. The execution, delivery, and performance by the Company of this Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any Lien, mortgage, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties. The execution, delivery, and performance by the Company of this Agreement and any Ancillary Agreement, and the consummation of the Transactions, will not result in the Company losing the benefit of any right or privilege it presently enjoys nor to the knowledge of the Company, in any person who normally does business with or gives credit to the Company not continuing doing so on the same basis nor in any officer or senior employee of the Company leaving his/her employment.

     SECTION 13. LITIGATION. Except as set forth on Section 13 of the Disclosure Schedule, there is no action, suit, proceeding, or investigation pending or, to the knowledge of BHI, currently threatened against the Company or BHI that questions the validity of this Agreement or any Ancillary Agreement or the right of BHI to enter into such agreements, or to consummate the Transactions, or that might result, either individually or in the aggregate, in a Material Adverse Effect, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or, to the knowledge of BHI, currently threatened involving the share capital reduction and subsequent capital increase resolved by the Company on August 5, 2005, the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. Except as set forth on Section 13 of the Disclosure Schedule, the Company is not at present engaged whether as plaintiff or defendant or otherwise in any legal action, proceedings or arbitration (whether civil, criminal, administrative, labor or insolvency) or is being prosecuted for any criminal offence and, to the knowledge of BHI, there are no investigations, disciplinary proceedings or other circumstances likely to lead to any such claim or legal action, proceedings or arbitration (other than as aforesaid).

     SECTION 14. INSOLVENCY. The Company is not is a financial situation which requires a share capital increase or decrease or the dissolution of the Company and the Company has neither resolved on its dissolution, merger, spin-off (demerger), share swap or contributions of assets or branch of activity, or the acquisition of its own shares. No petition before the court has been presented by the Company, or to the knowledge of BHI, by its creditors for suspension of payments, bankruptcy or insolvency (concurso) and the Company is not a party to any such proceedings. No administrative receiver has been appointed for any property or assets of the Company. No arrangement between the Company and its creditors has been proposed, sanctioned or approved. Neither the suspension of payments proceedings or RSL, nor the possible rescission or breach of the agreement between RSL and its creditors is likely to have any adverse effect on the assets or activities of the Company, or the transactions contemplated by this Agreement or any Ancillary Agreement.

     SECTION 15. POWERS OF ATTORNEY. Except as set forth on Section 15 of the Disclosure Schedule, the Company has not given a power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf, other than any authority to employees to enter into ordinary trading contacts in the normal course of their duties.

     SECTION 16. DISCLOSURE. BHI and the Company have provided Clearwire with all the information reasonably available to it without undue expense that such Clearwire has requested for deciding whether to purchase the Shares in the terms set forth in this Agreement and all information that BHI and the Company believe is reasonably necessary to enable such Clearwire to make such decision. Neither this Agreement nor any other agreements or certificates executed in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     SECTION 17. FINANCIAL STATEMENTS. The Company has delivered to Clearwire its audited financial statements (balance sheet, profit and loss account, and annual report together with all the notes, reports, statements or documents included in or annexed or attached to them) at December 31, 2004 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement) as at, and for the nine-month period ended September 30, 2005 (the "Balance Sheet Date", and collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with the Joint Stock Companies Act and with generally accepted accounting principles in Spain applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments and contain (i) full provisions or reserves for taxation liable to be assessed on the Company as well as for all actual liabilities; (ii) proper provisions or reserves for deferred taxation as well as for all contingent liabilities; and;
(iii) adequate provisions for all bad and doubtful debts. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     SECTION 18. TITLE TO PROPERTY AND ASSETS; LEASES. Except as reflected in the Financial Statements and on Section 18 of the Disclosure Schedule, the Company has good and marketable title to its property and assets free and clear of all Liens, mortgages, prohibitions from disposal, leases, assignments or restriction of any kind on their use. Except as set forth on Section 18 of the Disclosure Schedule, with respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any Liens and mortgages, there being no restrictions in the relevant lease agreements which prevent the property being used now or in the future for the present use. No buildings, installations or works have been placed or undertaken at the Company's properties, either owned or leased, which are in breach of the Town and Country Planning legislation or any other Acts of Parliament or any regulations, by-laws, orders, consents or permissions made or given thereunder. The assets are owned by, or leased to, the Company and are sufficient for the conduct of the business and operation of the Company as presently conducted and as proposed to be conducted. The tangible assets of the Company are in good operating condition, ordinary wear and tear excepted, and are suitable for the purposes for which they are intended.

     SECTION 19. ABSENCE OF CHANGES. Except as set forth on Section 19 of the Disclosure Schedule, since the Balance Sheet Date, the Company has conducted its business in the ordinary course and there has not been (i) any material adverse change having, or any event or condition which has had, or could reasonably be expected to have, a Material Adverse Effect; (ii) any waiver of any valuable right of the Company, the cancellation of any valuable right of the Company, or the cancellation of any material debt or claim held by the Company; (iii) any payment or declaration of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company; (iv) any issuance of any stock, bonds or other securities of the Company or any split, combination or reclassification of the Company's capital stock; (v) any sale, assignment or transfer of any tangible or intangible assets of the Company, except in the ordinary course of business, and assets which are not, individually or in the aggregate, material; (vi) any loan by the Company to any officer, director, employee, consultant or shareholder of the Company (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses); (vii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets; (viii) any change in the accounting or tax methods, practices or policies or in any tax election of the Company; (ix) any indebtedness incurred for borrowed money other than in the ordinary course of business; (x) any amendment to or termination of any Material Contracts (other than amendments to or terminations of agreements pursuant to or contemplated by this Agreement);
(xi) any satisfaction or discharge of any Lien, mortgage or payment of any obligation by the Company, except in the ordinary course of business; (xii) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder or the Company; (xiii) any mortgage, pledge, transfer of a security interest in, or Lien or mortgage, created by the Company, with respect to any of its material properties or assets, except Liens or mortgages for taxes not yet due or payable; or (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 20. INTELLECTUAL PROPERTY RIGHTS. To the knowledge of BHI, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes (collectively "Intellectual Property Rights") necessary for its business as presently conducted and as proposed to be conducted, without any known infringement of the right or others. Section 20 of the Disclosure Schedule lists all of the Company's Intellectual Property Rights. To the knowledge of BHI (a) the Company is not infringing upon, violating or otherwise acting adversely to, or that by conducting its business as proposed that it would infringe upon, violate or otherwise act adversely to, the right or claimed right of any person under or with respect to any Intellectual Property Rights or licenses of third parties, or (b) there is not pending or threatened any opposition, claim or litigation against or affecting the Company contesting its right to register, sell or use any of its Intellectual Property Rights, or
(c) no third party is infringing upon, violating or otherwise acting adversely to, or that by conducting its business as proposed that it would infringe upon, violate or otherwise act adversely to the Company's Intellectual Property. To the knowledge of BHI, none of the Intellectual Property Rights presently contemplated to be employed by the Company is infringing upon any copyright owned by any other person. To the knowledge of BHI, the Company has the right to require the applicant, inventor, or author of any Intellectual Property Rights of the Company to transfer to the Company ownership of, including all right, title and interest in and to (including any moral rights) any corresponding application or registration once it issues. Except as set forth in Section 19 of the Disclosure Schedule, the Company has not granted any licenses, options or other rights in Intellectual Property Rights to any Person, and the Company is not obligated or under any liability to make payments by way of royalties, fees or otherwise to any owner, licensor of, other claimant to, or party to any option, license or agreement of any kind with respect to, any Intellectual Property Rights, or other intangible asset, except for commercially available software licensed on standard terms. Each employee and officer of the Company has executed a proprietary information and inventions agreement substantially in the form or forms, which have been delivered to Clearwire.

     SECTION 21. EMPLOYEES; EMPLOYEE COMPENSATION. To BHI's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. The Company has complied in all material respects with the applicable Collective Bargaining Agreement and with all applicable equal opportunity and other Laws related to employment, Social Security and Health and Safety at Work and is up to date in the performance of the obligations arising for the Company under its employment agreements. To BHI's knowledge, no employee of the Company is in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company. Except as set forth on Section 21 of the Disclosure Schedule, the Company is not a party to or bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement and it has not undertaken any commitment for remuneration in cash or in kind or for the case of dismissal, resignation or retirement in connection with their employees, executives or personnel engaged under service agreements. Section 21 of the Disclosure Schedule contains full particulars of all labor agreements with employees of the Company including: age, position, duration, salary, remuneration, seniority, anticipated retirement compensations, acquired rights, social benefits, or any other compensations, gratifications or severance payments or other rights. All the employment contracts, including their terms and conditions, have been drafted in accordance with the requirements established by Spanish Law. There are no persons not mentioned in Section 21 of the Disclosure Schedule who are entitled to claim the Company to be considered as an employee thereof. Except as set forth on Section 21 of the Disclosure Schedule, there are no amounts owing to any present or former directors or employees of the Company and the Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to termination of employees under Spanish law, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company is duly registered as an employer at the Social Security. In addition, all its employees are duly registered as employees. Except as set forth on Section 21 of the Disclosure Schedule, the Company is up to date in the payment of its Social Security obligations and all payments and contributions to the Social Security that must be paid by the Company have been paid according to the law. Except as set forth on Section 21 of the Disclosure Schedule, there are no agreements in force subscribed with the Spanish Social Security Authorities regarding the payment of the Social Security contributions.

     SECTION 22. TAX RETURNS, PAYMENTS, AND ELECTIONS. Except as set forth on
Section 22 of the Disclosure Schedule, the Company has complied with any obligation to register for the purposes of VAT, goods and services tax, sale tax, business transfer tax, customs duties and similar taxes. Except as set forth on Section 22 of the Disclosure Schedule, the Company has timely filed all tax returns and reports (autonomic, state and local) as required by Law. Except as set forth on Section 22 of the Disclosure Schedule, these returns and reports are true and correct in all material respects and the Company has not incorrectly enjoyed any tax allowance nor has it incorrectly used any tax losses nor incorrectly applied any special tax regime. The transfer pricing of intra-company agreements has been agreed at such a level that, to the knowledge of BHI, and taking into account both the Spanish legislation on transfer-pricing and the precedents of the Spanish Tax Authorities, should not be subject to any particular review by the Tax Authorities which could result in additional taxes to be paid by the Company on those agreements. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof, with the corresponding interest, surcharges and sanctions which may be applicable. Except as set forth on Section 22 of the Disclosure Schedule, the Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge and there is no tax inspection of the Company in progress or known to either the Company or to BHI. Except as set forth on Section 22 of the Disclosure Schedule, none of the Company's tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has deducted or withheld from the recipients of payments, including employees, independent professionals, directors, agents, etc., the correct and precise amounts for all the relevant Tax periods in compliance with the applicable tax provisions, and has paid the same to the proper tax receiving officers or authorized depositaries.

     SECTION 23. INSURANCE. Except as set forth in Section 23 of the Disclosure Schedule, the Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect adequate insurance coverage against accident, third party injury, commercial general liability, errors and omissions, damage and other risks normally covered by insurance by such companies. In respect of all such insurances: (i) all premiums have been duly paid to date; (ii) all the policies are in force and are not avoidable on account of any act, omission or non-disclosure on the part of the insured party;
(iii) there are no special or unusual terms or restrictions, the premiums payable are not in excess of the normal rates and no circumstances exist which are likely to give rise to any increase in premiums; (iv) no claim is outstanding, unpaid or in dispute and no circumstances exist which are likely to give rise to any claim; (v) full particulars are contained in the Disclosure Schedule.

     SECTION 24. ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable Law relating to the environment or occupational health and safety, which violation may cause a Material Adverse Effect. To BHFs knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     SECTION 25. CORPORATE BOOKS. The copy of the minute books of the Company provided to Clearwire's counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects. The statutory books, books of account and other records of whatsoever kind of the Company are up-to-date and maintained in accordance with all applicable legal requirements on a proper and consistent basis and contain complete and accurate records of all matters required to be dealt with in such books and all such books and records and all other documents (including documents of title and copies of all subsisting agreements to which the Company is a party) which are the property of the Company or ought to be in its possession are in its possession or under its control and no notice or allegation that any is incorrect or should be rectified has been received. All accounts, documents and returns required by law to be delivered or made to the Registrar of Companies or any other authority have been duly and correctly delivered or made.

     SECTION 26. SECURITIES REPRESENTATIONS.

          (a) BHI is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). BHI is not a "U.S. person" as that term is defined under Rule 902 of Regulation S promulgated under the Securities Act. This Agreement has been executed by BHI outside the "United States" (as defined in Rule 902(1) of Regulation S). BHI is acquiring the Shares in an "offshore transaction" (as defined in Rule 902(h) of Regulation S). The Shares were not offered to BHI in the United States and at the time of execution of this Agreement and the time of any offer to BHI to purchase the Shares hereunder, BHI was physically outside of the United States

          (b) BHI is not acquiring the Shares for the account or benefit of any U.S. person. The Shares are being acquired by BHI for investment purposes only, for BHI's own account and not with the view to any resale or distribution thereof, and BHI is not participating, directly or indirectly, in an underwriting of such Shares, and will not take, or cause to be taken, any action that would cause BHI to be deemed an "underwriter" of such Shares as defined in
Section 2(11) of the Securities Act. BHI acknowledges that BHI has been offered an opportunity to ask questions of, and received answers from, Parent concerning Parent and its proposed investments, and that, to BHI's knowledge, Parent has fully complied with any request for such information. BHI has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear such risks, and has obtained, in BHI's judgment, sufficient information from Parent to evaluate the merits and risks of an investment in the Shares. BHI has evaluated the risks of investing in Parent and has determined that the Shares are a suitable investment for BHI.

          (c) BHI is not relying on Parent with respect to tax and other economic considerations involved in this transaction. BHI acknowledges that BHI has been advised by Parent to consult with its tax or financial consultants prior to entering into this Agreement.

                                   SCHEDULE B
                  REPRESENTATIONS AND WARRANTIES OF CLEARWIRE

     SECTION 1. ORGANIZATION; GOOD STANDING; QUALIFICATION. Clearwire is a company duly organized, validly existing, and in good standing under the laws of the Luxembourg. Parent is a company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Clearwire and Parent has all requisite corporate power and authority to execute and deliver, and carry out the provisions of, this Agreement and any Ancillary Agreement to which it is a party.

     SECTION 2. AUTHORIZATION. All corporate action on the part of each of Clearwire and Parent, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any Ancillary Agreement to which it is a party, the performance of all obligations of Clearwire and Parent hereunder and thereunder at the Closing, and this Agreement and any Ancillary Agreement to which it is a party, when executed and delivered, will constitute valid and legally binding obligations of Clearwire and Parent, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     SECTION 3. VALID ISSUANCE OF CLEARWIRE STOCK. The Clearwire Stock that is being delivered to BHI hereunder, when issued, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of Liens, mortgages and restrictions on transfer other than restrictions on transfer under this Agreement and the Parent's shareholders agreement to which BHI will become a party and under applicable securities laws.

     SECTION 4. GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any Governmental Authority is required on the part of Clearwire in connection with Clearwire's or Parent's valid execution, delivery, or performance of this Agreement.

                                   SCHEDULE C
             INTERCOMPANY INVOICING GIVING RISE TO VAT TRANSACTIONS

(1)  E416,726.19 of VAT as a consequence of:

     -    Invoice no. ALO-I63 issued by RSL and dated July 1, 2005; and

     -    Invoice no. ALO-I57 issued by RSL and dated July 1, 2005.

                                   EXHIBIT A

Clearwire Europe S.a.r.l.
5808 Lake Washington Blvd. Suite 300
Kirkland, WA 98033
Attention: Vice President, Legal Affairs
Facsimile: (425) 216-7900

                                                                December 7, 2005

Ladies and Gentlemen:

We have acted as legal counsel in Spain to Banda Ancha, S.A., a company organized under the laws of Spain (the "Company") and BASA Holdings Iberia, S.L.U., a sociedad limitada organized under the laws of Spain ("BHI") in connection with the transactions contemplated by a certain Investment Agreement entered into on [______] (the "Investment Agreement") among the Company, BHI, Clearwire Europe S.a.r.l., a private limited liability company formed under the laws of Luxembourg ("Clearwire"), and Clearwire Corporation, a Delaware corporation ("Parent"), and a certain Securities Purchase Agreement entered into on [_____] (the "Purchase Agreement" and collectively with the Investment Agreement the "Agreements") among BHI, Clearwire and Parent.

This opinion letter is provided to you at the request of the Company pursuant to
Section 2.1(h)(iii) of the Purchase Agreement.

Capitalized terms used and not otherwise defined in this opinion letter have the meanings defined in the Agreements.

A.   Documents and Matters Examined

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, officers and other representatives of the persons referred to therein, and such other documents, as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following (each dated [____], unless otherwise noted):

     (i)  The Investment Agreement

     (ii) The Securities Purchase Agreement.

     (iii) The Shareholders Agreement by and among the Company, BHI, Clearwire and Parent (the "Shareholders Agreement"),

     (iv) Bylaws of the Company,

     (v) The Indemnification Agreement by and among the Company, BHI, Clearwire and Parent (the "Indemnification Agreement"),

     (vi) The Credit Facility Agreement by and between BHI and Clearwire (the "Credit Facility Agreement"),

     (vii) The Share Pledge Agreement by and between BHI and Clearwire (the "BHI Share Pledge Agreement"), for the pledge over 1,200,000 shares of the Company, in favor of Clearwire (the "Pledge Agreement").

     (viii) The Share Pledge Agreements between BHI and Clearwire (the "Clearwire Share Pledge Agreements"), for the pledge of shares of Parent, in favor of Clearwire.

     (ix) A side letter agreement regarding the Parent Stockholders Agreement between BHI and Parent (the "Shareholder Side Letter");

     (x) a joinder to an Amended and Restated Stockholders Agreement, dated March 16, 2004 by and among Parent and Parent's stockholders;

     (xi) a joinder to the Registration Rights Agreement by and among Parent and certain of Parent's stockholders.

The documents listed in (i) through (ix) are sometimes referred to herein collectively as the "Transaction Documents".

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which were not independently established, we have relied upon statements or representations of officers and other representatives of the Company and BHI. We have assumed the valid authorization, execution and delivery of each of the agreements and documents referred to herein by each party thereto other than the Company and BHI.

We have not made any independent review or investigation of agreements, instruments, orders, judgments, rules or other regulations or decrees by which the Company and BHI, or any of its properties may be bound, nor we have made an independent investigation as to the existence of actions, suits, investigations or proceedings, pending or threatened, against the Company or BHI.

The law covered by the opinions expressed herein is limited to the laws of the Kingdom of Spain. We have made such examination of Spanish law as we have deemed relevant for the purposes of this opinion, but we do not represent ourselves to be familiar with the laws of any jurisdiction other than Spain and accordingly we express no opinion as to the laws of any state or jurisdiction other than Spain.

B.   OPINIONS

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

     1.- The Company is a company duly incorporated, validly existing and in good standing under the laws of the Kingdom of Spain, and, to the best of our knowledge, it is not affected by any grounds which under Article 163,1, second paragraph or Article 260, 4, of the Corporations Acts ("Ley de Sociedades Anonimas" or "LSA") oblige to adjust the share capital figure or to dissolve it nor has it initiated or received any request from third parties to initiate bankruptcy proceedings.

     2.- BHI is a sociedad limitada duly incorporated, validly existing and in good standing under the laws of the Kingdom of Spain, and, to the best of our knowledge, it is not affected by any grounds which under Article 163,1, second paragraph or Article 260, 4, of the

LSA oblige to adjust the share capital figure or to dissolve it nor has it initiated or received any request from third parties to initiate bankruptcy proceedings.

     3.- Each of BHI and the Company has the requisite corporate power and authority to execute and deliver its obligations under the Transaction Documents.

     4.- Immediately prior to execution of the Investment Agreement and completion of the capital increase referred to therein, the share capital of the Company was 4,563,862 Euros, divided into 4,563,862 shares, par value of E1.00 each, and BHI was the owner of record of all such shares, free and clear of any security interest, lien or encumbrance.

     5.- The 4,750,143 shares that have been subscribed by Clearwire as a consequence of the capital increase agreed upon pursuant to the Investment Agreement at a total subscription price of E4,750,143, par value E1.00 per share, were duly and validly issued, and represented at the time of subscription 51% of the share capital of the Company.

     6.- To our knowledge, as of the date of the Investment Agreement, except as described in the Transaction Documents, there were no other presently outstanding preemptive rights, options, warrants, conversion privileges or rights to purchase from the Company any of the issued stock of the Company, nor any other pending resolutions or arrangements that could imply a dilution of capital percentage of 51% that corresponds to Clearwire following the subscription capital described in paragraph 5 above.

     7.- All corporate and prior regulatory action necessary for the authorization, execution, delivery of the Transaction Documents by each of the Company and BHI as well as by the companies of their group (as defined in article 4 of the Ley del Mercado de Valores) and the performance by each of the Company and BHI of the obligations to be performed by each as of the date hereof under the Transaction Documents has been taken on the part of their respective directors and stockholders.

     8.- The Transaction Documents constitute valid and binding obligations of the Company and BHI (to the extent each is a party to such Transaction Document) enforceable against the Company and BHI (to the extent each is a party to such Transaction Document) in accordance with their respective terms. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Company and BHI.

     9.- Neither the Company's nor BHI's execution, delivery and performance of its obligations under the Transaction Documents will, as of the Closing, result in (i) a violation of such party's Articles of Association or Bylaws; (ii) a material violation of the LSA, or any statute, rule or regulation or law of the Kingdom of Spain applicable to the Company or BHI, as applicable; or, (iii) a violation of any judgment or order issued in a proceeding where we have assumed the legal defense of the case.

     10.- Except as set forth in the Transactions Documents, no consent, approval or authorization of or designation, declaration or filing with, any governmental authority or pursuant to the LSA is required on the part of the Company or BHI as a condition to the Company's or BHI's valid execution, delivery and performance of its obligations under the Transaction Documents.

     11.- The BHI Share Pledge Agreement creates in the Clearwire's favor, a security for the obligations of BHI stated therein to be so secured, and a security interest in the Pledged Shares (as defined in the Share Pledge Agreement).

     12.- To our knowledge and without any independent investigation but in the ordinary advice that we provide to the Company and BHI, and except as set forth on the Company Disclosure Schedule to the Investment Agreement, there is no action, suit, proceeding or investigation pending against either the Company or BHI that questions the validity of the Transaction Documents or the right of the Company or BHI to enter into the Transaction Documents; and there is no action, suit, proceeding or investigation where we have assumed the legal defense, which, if determined adversely, would be likely to result in a material adverse change in the Company's business, assets, results of operations or financial condition.

Very truly yours,


Baker & McKenzie

                                    EXHIBIT B

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT is entered into as of the ___ day of __________, 2005, by BASA Holding Iberia, S.L.U., a private limited liability company organized under the laws of Spain ("Pledgor"), in favor of Clearwire Europe, S.a.r.l., a private limited liability company organized under the laws of Luxembourg ("Pledgee").

                                    RECITALS

     Pledgor and Pledgee are parties to that certain Credit Facility Agreement dated of even date herewith (together with any related documents, as amended, the "Credit Agreement"), pursuant to which Pledgee agreed to make available a credit facility in the aggregate amount of E3,000,000 to Pledgor. On the date hereof, Pledgee's parent company, Clearwire Corporation, a Delaware corporation ("Parent"), has issued shares of its Class A Common Stock to Pledgor pursuant to a securities purchase agreement by and among Parent, Pledgor and Pledgee. To induce Pledgee to make such credit facility available to Pledgor, Pledgor has agreed to pledge 750,000 shares of Class A Common Stock of Parent (the "Shares") owned by Pledgor as security for the payment of the obligations under the Credit Agreement.

                                    AGREEMENT

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Pledge of Shares. In consideration of the foregoing, Pledgor hereby grants a security interest to Pledgee in all of its right, title and interest in and to the following personal property, whether now owned or hereafter acquired (the "Collateral"): (a) the Shares, which are represented by Certificate Nos.______ (the "Certificates"), (b) all securities and stock powers delivered by Pledgor in substitution for any of the foregoing, all certificates and instruments representing such securities and all cash and non-cash dividends from time to time distributed in exchange for any or all thereof (all of which Pledgor will immediately deliver to Pledgee to be held hereunder), and (c) all cash and non-cash proceeds and products thereof. The pledge made pursuant to this Agreement is given to secure the payment in full when due, whether at stated maturity, by acceleration or otherwise, and the prompt performance of all obligations of Pledgor set forth in the Credit Agreement. The Certificates, and all stock certificates pertaining to Collateral hereafter acquired, shall be delivered to Pledgee, accompanied by stock powers executed in blank. Pledgor shall not encumber or dispose of the Collateral except in accordance with the provisions of Section 5 below. Upon satisfaction of all obligations set forth in the Credit Agreement and termination of any commitment of Pledgee to extend credit thereunder, Pledgee shall immediately return to Pledgor the Collateral and in any event within a maximum period of seven (7) days. Pledgee shall also release all or part of the Collateral at such time as Pledgor places into an escrow account for the benefit of Pledgee and on terms reasonably satisfactory to Pledgee, and amount equal to the value of the Collateral which is being released, determined as of the date of this Agreement (i.e. $5.00 per Share).

     Section 2. Dividends. If at any time during the term of this pledge, (a) there is a declaration of dividends by the Parent and (b) Pledgor is in breach of the Credit Agreement, Pledgee shall be and is hereby authorized, if it should desire, to apply said dividends to the account of Pledgor in payment of any sums then owing by Pledgor to Pledgee. Except in the foregoing circumstance, Pledgee shall have no right to withhold or receive any dividends paid with respect to the Shares.

     Section 3. Voting Rights. During the term of this pledge and so long as Pledgor is not in default under the Credit Agreement, Pledgor shall have the right to vote the Shares on all corporate questions.

     Section 4. Liens. Pledgor represents and warrants that there are no liens, charges, pledges or encumbrances on the Collateral, other than those of Pledgor, and that delivery of the Collateral pursuant to this Agreement will create a valid first priority security interest in the Collateral and the proceeds thereof.

     Section 5. No Sale or Encumbrance. Pledgor agrees that unless and until all obligations of Pledgor under the Credit Agreement have been paid or satisfied in full, Pledgor shall not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Collateral unless Pledgor places in escrow, on terms reasonably satisfactory to Pledgee, the portion of the proceeds from such sale of Collateral equal to the amount of principal and interest outstanding under the Credit Agreement at the time of such sale.

     Section 6. Further Assurances. Pledgor will, at its expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as Pledgee may from time to time request in order to ensure the continued existence and perfection of the security interest granted hereby. Pledgor will defend title to the Shares against the claim of any person.

     Section 7. Stock Adjustments. In the event that, during the term of the pledge, any stock split, reclassification, readjustment, or other change is declared or made in the capital structure of Parent, all new, substituted and additional shares, or other securities, issued by reason of any such change (and not as a result of a purchase by Pledgor of additional shares), shall be held by Pledgee under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

     Section 8. Default and Power of Sale. In the event Pledgor defaults in the performance of any of the terms of this Agreement or the Credit Agreement, or in the payment of principal or interest under the Credit Agreement in accordance with its terms, then at the option of Pledgee, the whole sum or sums remaining unpaid under the Credit Agreement may, after any applicable periods for notice and cure, be declared immediately due and payable. In addition to the other rights and remedies at law or in equity available to it upon Pledgor's default, Pledgee may transfer and register in its name or in the name of its nominee the whole or any part of the Shares, may exchange certificates or instruments representing or evidencing the Shares for certificates or instruments of smaller or larger denominations, may exercise the voting rights with respect thereto (and such right to vote shall constitute and grant to Lender an irrevocable proxy coupled with an interest), may collect and receive all dividends and other distributions made thereon, and may sell part or all of the Shares in one or more sales after fourteen (14) days notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgee agrees is commercially reasonable), and may otherwise act as though Pledgee was the outright owner of the Shares. Pledgee shall exercise reasonable care in preserving the Certificates representing the Shares, but shall have no obligation to preserve the value of the Shares. At any private or public sale of the Collateral, Pledgee shall be free to purchase all or any part of the Collateral or to sell all or any part of the Collateral to Parent or any other affiliate. The sale or transfer of all or any part of the Collateral to Pledgee, Parent or any other affiliate of Pledgee shall be at Fair Market Value for such Collateral and that the Fair Market Value shall constitute a reasonable valuation for the Collateral. As used herein, "Fair Market Value" means (i) if Parent has sold shares of its Common Stock for cash to an unrelated third party within sixty days prior to the date of Pledgee's sale of the Collateral, the price at which the shares of Common Stock were sold in the last such transaction occurring prior to the date of Pledgee's sale of the Collateral, and (ii) if no such transaction has occurred, the per share price of such Common Stock on the date of Pledgee's sale of the Collateral, as determined by the Parent's board of directors in good faith.

     Section 9. Proceeds. Out of the proceeds of any public or private sale of any or all of the Shares, Pledgee may retain an amount equal to the obligations secured hereby, including without limitation, unpaid principal and interest under the Credit Agreement and expenses of the sale.

     Section 10. Miscellaneous.

               10.1 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               10.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

               10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               10.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either party may from time to time specify):

          If to Pledgor:

          Basa Holding Iberia, S.L.U.
          Doctor Zamenhof, 22
          28027 MADRID
          Attention: Managing Director
          Facsimile: 91 230 14 07

          With a copy to:

          Baker & McKenzie
          Paseo de la Castellana, 92
          28046 MADRID
          Attention: Maite Diez
          Facsimile: 91 391 51 49

          If to Pledgee:

          Clearwire Europe S.a.r.l.
          5808 Lake Washington Blvd. Suite 300
          Kirkland, WA 98033
          Attention: Vice President, Legal Affairs
          Facsimile: (425) 216-7900

          With a copy to:

          Davis Wright Tremaine LLP
          2600 Century Square
          1501 Fourth Avenue
          Seattle, WA 98101
          Attention: Julie Weston
          Facsimile: 206-628-7699

               10.5 Fees and Expenses. Each party shall pay its own expenses in the negotiation and documentation of this Agreement.

               10.6 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               10.7 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Pledgor and Pledgee. Any amendment or waiver effected in accordance with this Section 10.7 shall be binding upon the Pledgor, Pledgee and each assignee of the Credit Agreement.

               10.8 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

     IN WITNESS WHEREOF, Pledgor has executed this Agreement the date and year first herein written.

PLEDGOR:                                PLEDGEE:

BASA HOLDINGS IBERIA, S.L.U.            CLEARWIRE EUROPE S.A.R.L.


By:                                     By:
    ---------------------------------       ------------------------------------
Its:                                    Its:
     --------------------------------        -----------------------------------

                                    EXHIBIT C

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT is entered into as of the_____________day of__________, 2005, by BASA Holding Iberia, S.L.U., a private limited liability company organized under the laws of Spain ("Pledgor"), in favor of Clearwire Europe, S.a.r.l., a private limited liability company organized under the laws of Luxembourg ("Pledgee").

                                    RECITALS

     Pledgor and Pledgee are parties to that certain Indemnification Agreement dated of even date herewith (together with any related documents, as amended, the "Indemnification Agreement"), pursuant to which Pledgor has undertaken certain indemnities in favor of Pledgee. On the date hereof, Pledgee's parent company, Clearwire Corporation, a Delaware corporation ("Parent"), has issued shares of its Class A Common Stock to Pledgor pursuant to a securities purchase agreement by and among Parent, Pledgor and Pledgee. As security for the obligations of Pledgor under the Indemnification Agreement, Pledgor has agreed to pledge 2,000,000 shares of Class A Common Stock of Parent (the "Shares") owned by Pledgor as security for the payment of the obligations under the Indemnification Agreement.

                                    AGREEMENT

     NOW, THEREFORE, the parties agree as follows:

     Section I. Pledge of Shares.

               1.1 Pledge. In consideration of the foregoing, Pledgor hereby grants a security interest to Pledgee in all of its right, title and interest in and to the following personal property, whether now owned or hereafter acquired (the "Collateral"): (a) the Shares, which are represented by Certificate Nos.______(the "Certificates"), (b) all securities and stock powers delivered by Pledgor in substitution for any of the foregoing, all certificates and instruments representing such securities and all cash and non-cash dividends from time to time distributed in exchange for any or all thereof (all of which Pledgor will immediately deliver to Pledgee to be held hereunder), and (c) all cash and non-cash proceeds and products thereof. The Pledge made pursuant to this Agreement is given to secure the payment in full when due, whether at stated maturity, by acceleration or otherwise, and the prompt performance of all obligations of Pledgor set forth in the Indemnification Agreement. The Certificates, and all stock certificates pertaining to Collateral hereafter acquired, shall be delivered to Pledgee, accompanied by stock powers executed in blank. Pledgor shall not encumber or dispose of the Collateral except in accordance with the provisions of Section 5 below.

               1.2 Release of Pledge. Pledgee shall release the Collateral according to the following schedule:

                    (a) At such time as the Identified Liabilities (as defined in the Indemnification Agreement) that remain outstanding and not fully discharged have been reduced to 2 million euros or less, in the aggregate, then Pledgee shall release to Pledgor an amount of the Collateral equal to
          (i) 1,000,000 Shares, minus (ii) any amount of Shares of the Collateral previously used to satisfy any indemnification obligations pursuant to Section l.l(b) of the Indemnification Agreement.

                    (b) Upon the second anniversary of the date of this Agreement, Pledgee shall release to Pledgor 500,000 Shares less such number of Shares (valued at the Fair Market Value (as defined in the Indemnification Agreement)) equal to the amount of any then outstanding indemnification claims under the Indemnification Agreement pursuant to Section 1.1 (other than pursuant to Section 1.1 (b)). Upon the later of the satisfaction of all outstanding claims under the Indemnification Agreement and the fourth anniversary of this Agreement, Pledgee shall return to Pledgor any remaining Collateral.

                    (c) At such time as Pledgor places into an escrow account for the benefit of Pledgee and on terms reasonably satisfactory to Pledgee, an amount of cash equal to the Fair Market Value (as defined in the Indemnification Agreement) of the Collateral Pledgor wishes to be released, Pledgee shall release such part of the Collateral. For purposes of this Section 1.2(c), the Fair Market Value (as defined in the Indemnification Agreement) of the Collateral shall be determined as of the date of this Agreement (i.e. $5.00 per Share).

     Section 2. Dividends. If at any time during the term of this Pledge, (a) there is a declaration of dividends by the Parent and (b) Pledgor is in breach of the Indemnification Agreement, Pledgee shall be and is hereby authorized, if it should desire, to apply said dividends to the account of Pledgor in payment of any sums then owing by Pledgor to Pledgee. Except in the foregoing circumstance, Pledgee shall have no right to withhold or receive any dividends paid with respect to the Shares.

     Section 3. Voting Rights. During the term of this pledge and so long as Pledgor is not in default under the Indemnification Agreement, Pledgor shall have the right to vote the Shares on all corporate questions.

     Section 4. Liens. Pledgor represents and warrants that there are no liens, charges, pledges or encumbrances on the Collateral, other than those of Pledgor, and that delivery of the Collateral pursuant to this Agreement will create a valid first priority security interest in the Collateral and the proceeds thereof.

     Section 5. No Sale or Encumbrance. Pledgor agrees that unless and until the earlier of (i) the later of the satisfaction of all obligations set forth in the indemnification Agreement and the expiration of the applicable time periods for indemnification set forth in the Indemnification Agreement, or (ii) the release of the Collateral hereunder, Pledgor shall not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Collateral unless Pledgor places in escrow, on terms reasonably satisfactory to Pledgee, the portion of the proceeds from such sale of Collateral equal to the Fair Market Value of the Collateral remaining subject to this pledge at the time of the transfer. For purposes of this Section 5, the Fair Market Value of the Collateral shall be determined as of the date of this Agreement (i.e. $5.00 per Share).

     Section 6. Further Assurances. Pledgor will, at its expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as Pledgee may from time to time request in order to ensure the continued existence and perfection of the security interest granted hereby. Pledgor will defend title to the Shares against the claim of any person.

     Section 7. Stock Adjustments. In the event that, during the term of the pledge, any stock split, reclassification, readjustment, or other change declared or made in the capital structure of Parent, all new, substituted and additional shares, or other securities, issued by reason of any such change (and not as a result of a purchase by Pledgor of additional shares), shall be held by Pledgee under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

     Section 8. Default and Power of Sale. In the event Pledgor defaults in the performance of any of the terms of this Agreement or the Indemnification Agreement, or in the payment of principal or interest under the Indemnification Agreement in accordance with its terms, then at the option of Pledgee, the whole sum or sums remaining unpaid under the Indemnification Agreement may, after any applicable periods for notice and cure, be declared immediately due and payable. In addition to other rights and remedies at law or in equity available to it upon Pledgor's default, Pledgee may transfer and register in its name or in the name of its nominee the whole or any part of the Shares, may exchange certificates or instruments representing or evidencing the Shares for certificates or instruments of smaller or larger denominations, may exercise the voting rights with respect thereto (and such right to vote shall constitute and grant to Lender an irrevocable proxy coupled with an interest), may collect and receive all dividends and other distributions made thereon, and may sell part or all of the Shares in one or more sales after fourteen (14) days notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgee agrees is commercially reasonable), and may otherwise act as though Pledgee was the outright owner of the Shares. Pledgee shall exercise reasonable care in preserving the Certificates representing the Shares, but shall have no obligation to preserve the value of the Shares. At any private or public sale of the Collateral, Pledgee shall be free to purchase all or any part of the Collateral or to sell all or any part of the Collateral to Parent or any other affiliate. The sale or transfer of all or any part of the Collateral to Pledgee, Parent or any other affiliate of Pledgee shall be at Fair Market Value for such Collateral and that the Fair Market Value shall constitute a reasonable valuation for the Collateral.

     Section 9. Proceeds. Out of the proceeds of any public or private sale of any or all of the Shares, Pledgee may retain an amount equal to the obligations secured hereby, including without limitation, unpaid obligations under the Indemnification Agreement and expenses of the sale.

     Section 10. Miscellaneous.

               10.1 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               10.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

               10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               10.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or
(ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either party may from time to time specify):

          If to Pledgor:

          Basa Holding Iberia, S.L.U.
          Doctor Zamenhof, 22
          28027 MADRID
          Attention: Managing Director
          Facsimile: 91 230 14 07

          With a copy to:

          Baker & McKenzie
          Paseo de la Castellana, 92
          28046 MADRID
          Attention: Maite Diez
          Facsimile: 91 391 51 49

          If to Pledgee:

          Clearwire Europe S.a.r.l.
          5808 Lake Washington Blvd. Suite 300

          Kirkland, WA 98033
          Attention: Vice President, Legal Affairs
          Facsimile: (425) 216-7900

          With a copy to:

          Davis Wright Tremaine LLP
          2600 Century Square
          1501 Fourth Avenue
          Seattle, WA 98101
          Attention: Julie Weston
          Facsimile: 206-628-7699

               10.5 Fees and Expenses. Each party shall pay its own expenses in the negotiation and documentation of this Agreement.

               10.6 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               10.7 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Pledgor and Pledgee. Any amendment or waiver effected in accordance with this Section 10.7 shall be binding upon the Pledgor, Pledgee and each assignee of the Indemnification Agreement.

               10.8 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

     IN WITNESS WHEREOF, Pledgor has executed this Agreement the date and year first herein written.

PLEDGOR:                                PLEDGEE:

BASA HOLDINGS IBERIA, S.L.U.            CLEARWIRE EUROPE S.A.R.L.


By:                                     By:
    ---------------------------------       ------------------------------------
Its:                                    Its:
     --------------------------------        -----------------------------------

                                   EXHIBIT D

                                (CLEARWIRE LOGO)

[____________], 2005

Mr. Alejandro Rivas Micoud
BASA Holding Iberia, S.L.U.
Doctor Zamenhof, 22
28027 MADRID
Spain

Dear Mr. Rivas-Micoud,

BASA Holding Iberia, S.L.U. ("BHI"). Clearwire Corporation ("Parent") and Clearwire Europe, S.A.R.L. ("Clearwire") entered into a Securities Purchase Agreement on [___________________, 2005] (the "Purchase Agreement") pursuant to which Parent has issued shares of its capital stock to BHI. Simultaneously with the execution of this letter agreement and pursuant to the terms of the Purchase Agreement, Parent and BHI have executed a joinder to that certain Amended and Restated Stockholders Agreement by and among Parent and its stockholders dated March 16, 2004 (the "Stockholders Agreement"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement.

This letter confirms our understanding and agreement that:

     1. Parent will provide BHI with the same rights as Parent provides to an Eligible Stockholder under the Stockholders Agreement at such times as BHI owns at least 0.5% of the outstanding capital stock of the Company; provided, however, the rights granted to BHI under this paragraph 1 shall terminate upon the termination of the Stockholders Agreement.

     2. Parent will consent to the assignment by BHI of its rights under Section 1 of the Stockholders Agreement and paragraph 1 and paragraph 2 of this letter agreement (the "BHI Preemptive Rights") to one Designee (as defined in the Stockholders Agreement) (the "BHI Designee"). Once BHI has assigned its BHI Preemptive Rights to a BHI Designee, only the BHI Designee shall be entitled to exercise the BHI Preemptive Rights, and the BHI Preemptive Rights may not be further assigned by the BHI Designee to any Person. Further, until BHI designates a BHI Designee in writing, Parent shall only be obligated to deliver Issue Notices to BHI. Upon the first Transfer by BHI of any of its Shares to any Person, the transferee of such Shares shall automatically be designated as the BHI Designee; provided, that such Transfer is permitted under the Stockholders Agreement.

     3. With respect to BHI only, Parent agrees to consent to any of the following Transfers, and, thus, cause such Transfers to be treated as Permitted Transfers under the Stockholders Agreement:

          (a) Any Transfer by BHI of all, but not less than all, of its Shares to an Affiliate of BHI; provided, that such Affiliate qualifies as a Qualified Transferee;

          (b) Any Transfer by BHI of all, but not less than all, of its Shares to one

     Person in anticipation of or as a consequence of the dissolution or liquidation of BHI; provided, that such transferee qualifies as a Qualified Transferee; and

          (c) The Change of Control of BHI; provided, that the Person gaining Control over BHI qualifies as a Qualified Transferee; provided, further, that such Change of Control transaction was entered into for legitimate business purposes and not to avoid the transfer restrictions contained in the Stockholders Agreement or this letter agreement.

     4. Any filing of a petition in "concurso de acreedores" or any general assignment for the benefit or creditors, or the dissolution or commencement of liquidation of BHI ("Event"), shall not be treated by Parent as a Repurchase Event under Section 7.01(a) or Section 7.0l(b) of the Stockholders Agreement; provided, that such Event does not result in a Transfer of BHI's Shares that is not permitted under the Stockholders Agreement or this letter agreement.

     5. Except as otherwise expressly provided herein, BHI's rights and obligations under this Agreement may not be assigned without the prior written consent of Parent, which may be withheld in Parent's sole discretion.

     6. This letter agreement shall be governed under the laws of the State of Delaware, without reference to any rules governing conflicts of laws. Any disputes arising under this letter agreement shall be resolved in the manner set forth in Section 13.05 of the Stockholders Agreement.

     Please indicate your agreement with this side letter by signing in the space provided below and return an original of this letter to Clearwire at the address set forth above.

                                        CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                            Benjamin G. Wolff, Executive Vice
                                            President

Agreed.

BASA HOLDING IBERIA, S.L.U.


By:
    ---------------------------------
    Alejandro Rivas-Micoud, its
    Managing Director

                                   EXHIBIT E

                        JOINDER IN STOCKHOLDERS AGREEMENT

     This Joinder in Stockholders Agreement ("Joinder") is made and entered into this ____ day of ____________, 2005, by and between Clearwire Corporation, a Delaware corporation (the "Company"), and the party whose signature appears below (the "Joining Party").

                                    RECITALS:

WHEREAS, the Joining Party has acquired or intends to acquire shares of capital stock of the Company; and

WHEREAS, pursuant to Section 13.09 of that certain Amended and Restated Stockholders Agreement, between the Company and its stockholders, dated as of March 16, 2004 (the "Stockholders Agreement"), the Joining Party may become a party to the Stockholders Agreement by execution of an instrument such as this Joinder.

NOW, THEREFORE, the Joining Party agrees as follows:

1.   JOINDER

     By execution of this Joinder by the Joining Party and acceptance hereof by the Company, the Joining Party is and agrees to become a party to, subject to all the conditions, restrictions, obligations and duties of a Stockholder of the Company under the Stockholders Agreement, including the restrictions on transfer of the shares acquired from the Company and the requirement that the Joining Party vote its shares in accordance with the terms thereof.

2.   AGREEMENT TO BE BOUND BY AGREEMENT

     This Joinder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to any rules governing conflicts of laws.

3.   COUNTERPARTS

     This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

COMPANY:                                JOINING PARTY:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                    EXHIBIT F

                                     JOINDER

     In consideration of the permitted issuance, sale, pledge, or other transfer to the undersigned of Registrable Securities in the Company, the undersigned hereby consents and agrees to become a party to and be bound by the Registration Rights Agreement dated as of the 16th day of March, 2004, as amended, receipt of a copy of which is hereby acknowledged, as fully as if the undersigned were one of its original parties, and all of the Registrable Securities owned by the undersigned will be held in accordance with and restricted by the terms of such Registration Rights Agreement.

     Dated:
            -------------------------

                   Name of Stockholder:
                                        ----------------------------------------


                   Sign Name:
                                        ----------------------------------------
                   Print Name:
                                        ----------------------------------------
                   Address:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                   SSN/EIN:
                                        ----------------------------------------


     Approved by the Company:

                     COMPANY:           CLEAR WIRE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Dated:
                                               ---------------------------------


                                       1